                                                                 EXHIBIT 10.3.1



             AMENDED AND RESTATED 1983 INCENTIVE STOCK OPTION PLAN

                COTTON STATES LIFE AND HEALTH INSURANCE COMPANY

                 200,000 Shares of Common Stock $1.00 Par Value
                            Issuable Pursuant to the
                Cotton States Life and Health Insurance Company
                        1983 Incentive Stock Option Plan


         Cotton States Life and Health Insurance Company, a Georgia corporation (the "Company") whose address is 244 Perimeter Center Parkway, Atlanta, Georgia 30346 and whose telephone number is (404) 391-8600, adopted the Cotton States Life and Health Insurance Company 1983 Incentive Stock Option Plan (the "Plan") effective April 25, 1983 under which shares of the Company's $1.00 par value common stock (the "Common Stock") may be issued to eligible employees of the Company and its subsidiaries. The Company currently has one subsidiary, CSI Brokerage Services, Inc.

         This Prospectus may be used only in connection with offers and sales by the Company of shares of Common Stock pursuant to options granted under the Plan. It is not available to any person to use for any reoffer or resale of shares of Common Stock purchased pursuant to such options.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.



          -----------------------------------------------------------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 13, 1989.


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         The Company is subject to the informational requirements of the
Securities Exchange Act of 1934 and in accordance therewith files, reports and other information with the Securities and Exchange Commission ("SEC"). Reports and information statements, and other information, filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Office of the SEC, 1375 Peachtree Street, N.E., Suite 788, Atlanta, Georgia 30367. Copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 at prescribed rates.

         Upon written or oral request of an employee, a copy of any and all of the documents referred to under the heading "Information Incorporated by Reference" on page 10 of this Prospectus and the Company's latest annual report to shareholders will be provided to the employee. Such request should be made to the Secretary of the Company, whose address is 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346 and whose telephone number is (404) 391-8600.



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                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
DESCRIPTION OF THE PLAN
-----------------------

         PURPOSE AND ADOPTION ................................................................       4

         AMENDMENTS ..........................................................................       4

         ADMINISTRATION ......................................................................       4

         SHARES SUBJECT TO PLAN ..............................................................       5

         ELIGIBILITY .........................................................................       5

         TERMS OF OPTIONS ....................................................................       5

         TRANSFER OF OPTIONS; TERMINATION OF EMPLOYMENT ......................................       6

         CORPORATE REORGANIZATION ............................................................       6

         TERMINATION AND AMENDMENT ...........................................................       6

         FEDERAL INCOME TAX CONSEQUENCES .....................................................       6

         ERISA ...............................................................................       7

         RESTRICTION ON RESALE ...............................................................       8

         DESCRIPTION OF COMMON STOCK .........................................................       8

         INDEMNIFICATION OF DIRECTIONS AND OFFICERS ..........................................       8

         INFORMATION INCORPORATED BY REFERENCE ...............................................       9

         EXPERTS .............................................................................       9


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                              DESCRIPTION OF PLAN

PURPOSE AND ADOPTION

         On February 28, 1983, The Board of Directors of the Company adopted the Plan. The Plan was approved by the Company's shareholders on April 25, 1983. The Plan is intended to advance the interests of the Company by encouraging ownership of the Company's Common Stock by key employees and thereby to give such key employees an additional inducement to remain in the incentive to work for the Company's success.

AMENDMENTS

         The Board of Directors of the Company amended the plan effective July 1, 1987 in order to include certain provisions of the Tax Reform Act of 1986 ("TRA 1986") to the Internal Revenue Code of 1986, as amended ("Code"). For a further description of the amendment to the Plan incorporating provisions of TRA 1986 see -- "FEDERAL INCOME TAX CONSEQUENCES" herein. The Plan was also amended effective July 1, 1987 to incorporate amendments to the indemnification provisions contained in the Company's By-Laws. The shareholders of the Company further amended the By-Laws regarding indemnification at the annual meeting held April 24, 1989. The current provisions of the By-Laws of the Company regarding indemnification are set forth in ARTICLE NINE, a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference.

         The Plan originally provided for the issuance of 100,000 shares of Common Stock. The Company filed a Registration Statement on Form S-8 with the SEC on December 29, 1983 in order to register such shares. The Plan provides that these shares are subject to appropriate adjustment in the event of a stock split, and, as a result of the two-for-one stock split of Common Stock on July 1, 1985, the Company was authorized to grant options in the manner provided by the Plan in an amount not to exceed 200,000 shares. On February 23, 1989, the Board of Directors of the Company recommended that the shareholders of the Company amend the Plan in order to provide for the ability to issue options on an additional 200,000 shares. At the annual meeting of the shareholders held April 24, 1989, a majority of the shareholders of the Company voted for a proposal to amend the Plan in this manner.

ADMINISTRATION

         The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. Members of the Committee are elected by the Board of Directors for a term of one year and serve at the pleasure of the Board of Directors.

         Currently members of the Committee are:

         C. C. Dockery
         William W. Gaston, III
         T. Harvey Mathis

         The Committee, from time to time, will recommend to the Board of Directors for its approval the selection of key employees who will be granted options under the Plan and the number of shares subject to each option and the duration and other terms and conditions of each option. The Committee will make any other determinations or interpretations necessary or advisable for the administration of the Plan and unless otherwise determined by the Board of Directors, such determinations and interpretations by the Committee will be final and conclusive.


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SHARES SUBJECT TO PLAN

         The Plan was amended effective April 24, 1989 to provide that 400,000 shares of the Company's Common Stock may be issued pursuant to the terms of the Plan. The Company registered 200,000 shares of Common Stock to be issued pursuant to the Plan pursuant to a registration statement on Form S-8 as filed with the SEC on December 29, 1983. The remaining 200,000 shares were registered pursuant to a Registration Statement on Form S-8 as filed with the SEC on August 24, 1989. Shares issued under the Plan may either be treasury shares or authorized but unissued shares. The number of shares of the Company's Common Stock available under the Plan and the number of shares and the option prices under outstanding options are subject to appropriate adjustment by the Committee to prevent dilution in the event of a stock split, stock dividend, or certain other events. Shares of the Company's Common Stock subject to unexercised options that expire or are terminated will be restored to the number of shares available for issuance under the plan.

ELIGIBILITY

         Options may be granted under the Plan only to key employees (including key senior officers and key officers) of the Company and any of its subsidiaries. A member of the Board of Directors of the Company is eligible to receive an option under the Plan unless his vote is required to secure a majority vote in favor of the grant of his option. As a result of TRA 1986 and for Plan years after December 31, 1986, no employee may be granted options which are exercisable for the first time in any one calendar year relating to more than $100,000 in fair market value of the Company's Common Stock valued on the date of the grant of the option. Currently there are approximately 26 individuals eligible to participate in the Plan. The following options have been granted pursuant to the Plan: (I) On July 27, 1983, the Committee granted options on 44,995 shares to 12 officers at an option price of $9.00 per share. Pursuant to the July 1, 1985 two-for-one stock split, the holders of these options may acquire 89,990 share of Common Stock at $4.50 per share. Options to purchase 76,658 of these shares have been exercised. The remaining options to purchase 13,332 shares of Common Stock expired unexercised due to the termination of employment of the holders of such options; (ii) On June 1, 1985, the Committee granted options on 27,765 shares at an option price of $16.75 per share. Pursuant to the July 1, 1985 two-for-one stock split, the holders of these options may acquire 55,530 shares of Common Stock at $8.375 per share. Options to purchase 11,348 of these shares have expired unexercised due to the termination of employment of the holders, leaving options to purchase 44,182 shares outstanding; and, (iii) On February 3, 1988, the Committee granted options on 79.160 shares at an option price of $5.56 per share. None of these options have been exercised.

         It is the Company's intention to update this Prospectus from time to time to reflect changes in the number of shares under option and option prices. Such changes will be made by way of appendix which will be distributed to option holders when issued in lieu of a completely revised prospectus.

TERMS OF OPTIONS

         In recommending the grant of an option, the Committee will fix the number of shares of the Company's Common Stock that the grantee may purchase on exercise of the option of the price at which the shares may be purchased. The option price under each option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant of the option, except that in the event of an employee who owns 10% or more of the total combined voting power of all classes of stock of the Company, the option price shall not be less than 110% of the fair market value of the Company's Common Stock on the date of grant of the option. The Committee, in its discretion, may recommend the granting of options subject to such terms and conditions as the Committee in its discretion deems consistent with the terms of the Plan and not inconsistent with applicable provisions of the Code. In any event, each option shall expire (to the extent not fully exercised) on or before the first to occur of (I) the date that is specified in the option agreement, which date shall be no later than the tenth anniversary of the date the option is granted or the date that is the fifth anniversary of the date the option granted in the event that the option is granted to a key employee who owns stock that possesses more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary; or (ii) the date on which the


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employee terminates his employment with the Company, unless the Board of
Directors, upon recommendation by the Committee, elects to provide certain more liberal provisions in the option agreement. (See "Transfer of Options; Termination of Employment" below). Upon exercise of an option, the holder must make payment in full of the option price for the shares of the Company's Common Stock purchased payable in cash, by check, or if provided in the option agreement, in shares of the Company's Common Stock already owned by the grantee, or in a combination of such forms of payment.

TRANSFER OF OPTIONS; TERMINATION OF EMPLOYMENT

         Options granted under the Plan are non-transferable and non-assignable except by the laws of descent and distribution and may be exercised during the lifetime of the holder of such option only by such holder. Under the terms of the plan, any option will terminate upon an employee's termination of employment, unless otherwise provided in the option agreement. The Company's Board of Directors can provide in the option agreement that in the event an option holder's employment is terminated (except by reason of death), the grantee may exercise an option within a period of up to three consecutive months after the date of termination of employment or within a period of up to 12 months if employment is terminated due to the grantee's permanent disability. Also, the Board of Directors can provide in the option agreement that upon the death of an option holder, the option holder's personal representative may exercise the option within a period of up to 12 months after the death of the option holder.

CORPORATE REORGANIZATION

         If the Company is a party to any agreement pursuant to which it agrees to sell all or substantially all of its assets for cash or property or for a combination of cash or property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Common Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of options granted under the Plan, each option agreement, at the direction and discretion of the Committee, may be declared immediately exercisable notwithstanding the terms of the respective stock option agreements and such options not exercised will terminate 30 days after the giving of such notice.

TERMINATION AND AMENDMENT

         The Plan will terminate on February 28, 1993, but may be terminated by the Board of Directors at any time before that date. The Plan may be amended at any time by the Board of Directors provided that the Plan may not be amended without the approval of the shareholders of the Company if such amendment would
(I) increase the number of shares of the Company's Common Stock reserved for issuance pursuant to options under the Plan, (ii) extend the maximum ten-year term of the Plan or the maximum ten-year term of any option, (iii) change the minimum option price under options, or (iv) change the class of eligible employees. The termination or any amendment of the Plan may not impair the rights of holders of outstanding options.

FEDERAL INCOME TAX CONSEQUENCES

         THE FEDERAL INCOME TAX CONSEQUENCES REGARDING THE TREATMENT OF INCENTIVE STOCK OPTIONS ARE COMPLEX. BECAUSE NO RULING HAS BEEN SOUGHT OR RECEIVED FROM THE INTERNAL REVENUE SERVICE AND BECAUSE NO EVALUATION OF THE STATE INCOME TAX CONSEQUENCES OF THE GRANT OF SUCH OPTIONS HAS BEEN PRESENTED HEREIN, SHAREHOLDERS AND INCENTIVE STOCK OPTION GRANTEES ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING HOW THE TRANSACTIONS WILL AFFECT THEM INDIVIDUALLY.


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         An option granted under the Plan is intended to qualify as an incentive stock option ("ISO") under Section 422A of the Code. Code Section 422A provides that the employee/holder of an ISO does not recognize gain or loss, and an employer is not entitled to a business expense deduction, at the time of its grant or exercise.

         Upon sale of stock acquired through the ISO, gain must be recognized to the extent of the amount realized on disposition over the adjusted basis of the stock. This gain will be treated as long term capital gain if three requirements are met. First, the employee must retain the shares for at least two years after the date the option was granted. Second, the employee must retain the shares for at least one year after receipt of the stock through exercise of the option. If these requirements are not satisfied, the employee must recognize as ordinary income in the year the option is exercised the portion of the gain representing the excess of the fair market value of the stock over the option price on the date the option is exercised. The employer is entitled to a corresponding business expense deduction for the amount an employee must report as ordinary income. For alternative minimum tax purposes, the ISO creates an item of tax preference when the option is exercised to the extent the fair market value of the stock at the time the ISO is exercised exceeds the option price.

         Third, in addition to the two holding period requirements, in order to avoid income recognition at the date of exercise as set forth above, an option holder must remain an employee of the granting employer from the time of the grant of the option until three months before the date of exercise. If an option holder becomes permanently and totally disabled, the required employment period ends twelve months, and not three months, prior to exercise of the option.

         In exercising options, employees should be aware of the "sequential exercise rule" which also must be complied with to avoid income recognition at the time of exercise. The sequential exercise rule requires that previously granted options be exercised in full before subsequent options may begin to be exercised. Section 321(a) of the TRA 1986 repealed the sequential exercise rule applicable to ISOs for tax years beginning after December 31, 1986. However, this rule remains applicable to all options granted in prior tax years that this Plan was in effect. For instance, all 1984 options must be exercised before any 1985 or 1986 options may be exercised. Due to the sequential exercise rule's repeal for tax years beginning after December 31, 1986, options issued in tax years after this date do not need to comply with this requirement. Therefore, options granted under this Plan in the 1987 tax year and thereafter may be exercised at any time regardless of any options outstanding from prior years.

         Code Section 422A sets forth an additional requirement limiting the dollar amount of stock options available to each employee in order to avoid income recognition at the time of exercise. Prior to 1986, employees could not receive, in any calendar year, options to purchase more than $100,000 of stock plus any carryover amount. The carryover amount equaled one-half of any unused limitation amounts from a prior year and such carryover was carried forward for three consecutive years. TRA 1986 liberalized the limitation requirements to permit employees to receive options to purchase more than $100,000 of stock in a single calendar year provided the employee is not able to purchase more than $100,000 of stock in a given calendar year, such value being determined at the time the option is granted. Since an ISO may be exercised up to ten years after its grant, an employer could grant to each employee the option to purchase $1,000,000 worth of stock limited to $100,000 in each of the succeeding ten years, provided no other options were outstanding for those years.

ERISA

         The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.


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RESTRICTIONS ON RESALE

         The Plan contains no provisions restricting the resale of shares of Common Stock acquired by participants under the Plan.

         Restrictions on resale are imposed upon all persons who may be deemed to be "affiliates" (as such term is defined by Rules of the SEC) of the Company. The most probable method of resale available to affiliates is an unregistered resale in a broker's transaction that satisfies all of the applicable conditions of Rule 144 of the SEC. Persons who are not affiliates of the Company should generally be able to resell shares of Common Stock acquired upon exercise of options without federal securities law restrictions pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended.

DESCRIPTION OF COMMON STOCK

         Holders of $1.00 par value Common Stock of the Company are entitled to dividends when and as declared by the Board of Directors out of funds legally available therefore. There are no limitations in any indentures or agreements upon the payment of dividends. All voting rights are vested in the holders of the Common Stock and they are entitled to one vote per share. The holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they so choose, and in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

         Upon liquidation, each share participates ratably in the net assets available for distribution after payment of all liabilities. The holders of the Common Stock have no preemptive rights or conversion rights. The Common Stock is not redeemable. All of the outstanding shares of Common Stock are fully paid and nonassessable and the additional shares offered hereby, when delivered against payment therefore as provided in the option agreements, will be fully paid and nonassessable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14-2-156 of the Georgia Business Corporation Code authorizes indemnification of directors and officers of the Company for liability and expense incurred by them in connection with any civil, criminal or administrative claim or proceeding in which they may become involved by reason their having been a director, officer, employee or agent of the Company or having served in a similar capacity with another entity at the Company's request. Article Nine of the Company's By-Laws indemnifies officers and directors of the Company to the extent permitted by Georgia law. The Article applies to both civil and criminal actions (including civil actions brought as a derivative action by or in the right of the Company) and permits indemnification if the director or officer acted in a manner which he believed to be in or not opposed to the best interests of the Company and, in addition, in criminal actions if he had no reasonable cause to believe his conduct to be unlawful. If the required standard of conduct is met, indemnification may include counsel fees and disbursements of the director or officer, and judgments, fines, penalties and settlement payments. Directors and officers who are successful with respect to any claim against them are entitled to indemnification for expenses as of right. Unless indemnification is ordered by a court either (i) the Board of Directors, acting by majority vote of a quorum consisting of disinterested members, (ii) special legal counsel, or (iii) the holders of stock acting by affirmative vote of a majority of the shares entitled to vote, will determine whether the required standard of conduct has been met.


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         Insofar as indemnification for liabilities arising under the
Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

INFORMATION INCORPORATED BY REFERENCE

         The following documents are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10K for the year ended December 31, 1988; and

         (b) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

EXPERTS

         The consolidated financial statements and schedule of Cotton States Life and Health Insurance Company and subsidiary as of December 31, 1988 and 1987 and for each of the years in the three-year period ended December 31, 1988, incorporated by reference, have been incorporated herein and in the Registration Statement in reliance upon the reports of Peat Marwick Main & Co., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The legality of the shares of Common Stock to be issued pursuant to the Plan will be passed upon by Peterson Young Self & Asselin, Atlanta, Georgia, general counsel to the Company.


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                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 19. Indemnification of Directors and Officers

         Incorporated by reference to the description of indemnification provisions set forth in the Prospectus under the heading "Indemnification of Directors and Officers."

Item 20. Exhibits

         The following exhibits are filed as part of this Registration
Statement:

         5        The opinion of Peterson Young Self & Asselin as to the
legality of the securities being registered.

         24       Consent of Independent Certified Public Accountants.

Item 21. Rule 415 Offering

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the registration is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 3(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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         (f)      Employee Plans on Form S-8

         (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

         (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.


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